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                                                                    EXHIBIT 23.1

                        CONSENT OF CHARTERED ACCOUNTANTS
                        --------------------------------

Board of Directors
IAS Communications, Inc.

We consent to the use of our report dated July 10, 1997 on the financial statements of IAS Communications, Inc. as of April 30, 1997 and 1996 that are included in the Form 10-KSB.

Dated this 29th day of July, 1997


ELLIOTT TULK PRYCE ANDERSON


Chartered Accountants